EXHIBIT 10.14
EMPLOYEE AGREEMENT
     This Agreement, made as of the 14th day of July, 2002, between HERITAGE-CRYSTAL CLEAN, L.L.C., an Indiana limited liability corporation (“HCC”) and Thomas G. Hillstrom, an individual residing at 5817 Wild Olive Lane, Crystal Lake, IL 60012 (“EMPLOYEE”).
     HCC wishes to employ EMPLOYEE and EMPLOYEE wishes to be employed by HCC. In order to enable EMPLOYEE to carry out EMPLOYEE’s duties in this job, HCC will disclose trade secrets and/or certain confidential information about HCC’s business, customers and suppliers to EMPLOYEE, and will enable EMPLOYEE to form relationships with its customers and/or suppliers. Protection of HCC’s trade secrets, confidential information, goodwill and relationships with customers and suppliers is essential to the ongoing operation of HCC’s business and its ability to compete in the marketplace. HCC and the EMPLOYEE desire by this Agreement in part to provide for the protection of HCC’s business, confidential information, goodwill and relationships.
     Therefore, HCC hereby employs EMPLOYEE and EMPLOYEE hereby accepts such employment, according to the following terms and conditions:
     1. EMPLOYEE’S DUTIES. EMPLOYEE hereby agrees that EMPLOYEE will use all diligence in the performance of EMPLOYEE’s duties and will expend EMPLOYEE’s full time and efforts in such capacity, and will faithfully perform said services on behalf of HCC in keeping with the highest standards of skill necessary for said duties.
     2. TERM OF THIS AGREEMENT. The term of this Agreement shall begin on July 14, 2002 and be equal to the term of EMPLOYEE’s employment with HCC. EMPLOYEE agrees and acknowledges that EMPLOYEE is an employee at will and nothing contained herein modifies or negates EMPLOYEE’s status as an EMPLOYEE at will. The term of EMPLOYEE’s employment shall be terminable by either HCC or the EMPLOYEE at any time for any reason.
     3. CONFIDENTIAL INFORMATION. During EMPLOYEE’s employment with HCC, EMPLOYEE may have access to certain confidential information, including, but not limited to, know-how, inventions, processes, computer programs in source code or object code format, financial data, forecasts, business plans, operating systems and procedures, information received from or created for a customer which customer requires to be kept confidential, information regarding clients and prospective clients, lists of actual or potential customers or suppliers, technology, trade secrets and the like, concerning the business, customers, suppliers and relationships of HCC (collectively “Confidential Information”). Confidential Information shall not include any of the above information which has become public other than through a breach of this Agreement. EMPLOYEE agrees that EMPLOYEE shall not, without prior written consent of HCC, directly or indirectly, use, divulge or make accessible to any person any Confidential Information at any time during or after the term of this Agreement.
     4. HCC PROPERTY. At the end of the term of this Agreement, for whatever reason, EMPLOYEE shall return to HCC all records, files, drawings, disks, documents, equipment, and copies thereof, and any documents or materials containing Confidential Information, which relate to HCC’s business. During the term of this Agreement, such property shall not be furnished by EMPLOYEE to any other employee or to any third party without HCC’s authorization.
     5. INVENTIONS. EMPLOYEE agrees that EMPLOYEE shall disclose promptly and assign and/or transfer to HCC, without additional compensation, all worldwide rights in any ideas, processes, inventions, developments and/or improvements relating to HCC’s business or experimental or development work conceived or developed by EMPLOYEE, whether alone or with others, during the term of this Agreement and for one year thereafter. If HCC elects to seek patent or other protection with respect to any of the above, EMPLOYEE shall, at HCC’s expense, assist HCC in getting such protection and executing and delivering all documents, including patent applications, and shall take other action necessary or proper to obtain Letters Patent or such other protection as will vest HCC, its successors and assigns, with full worldwide title thereto. EMPLOYEE shall also assist HCC and do all things necessary to protect any patents or other protection against infringement by others. This Section 4 shall not apply to any invention for which no equipment, supplies, facilities, or trade secret information of HCC’s was used and which was developed entirely on the EMPLOYEE’s own time, unless: A) the invention relates to (i) HCC’s business or (ii) HCC’s actual or demonstrably anticipated research or development or B) the invention results from any work performed by EMPLOYEE for HCC.
     6. COPYRIGHT. EMPLOYEE hereby acknowledges that any copyrights created while EMPLOYEE is an employee of HCC shall be considered a work made for hire with title thereto in HCC. EMPLOYEE agrees to assign all its worldwide rights in and to such copyright works to HCC.
     7. NON-SOLICITATION. During the term of this Agreement, and for one (1) year after the termination of the term of this Agreement, for whatever reason, EMPLOYEE shall not, without written permission from HCC, directly or indirectly, for EMPLOYEE or on behalf of, or in conjunction with, any person, persons, company, partnership, corporation or other business entity:

(a)	solicit any customers and/or actively sought prospective customer of HCC’s with whom EMPLOYEE worked as an HCC employee, for whose account EMPLOYEE was responsible, or with which EMPLOYEE had contact within one (1) year prior to termination, for the purpose of engaging in the type of services offered by HCC or competitive with HCC; or

(b)	solicit, recruit or hire, or in any manner attempt to solicit, recruit or hire, any person employed with HCC to leave such employment, or to induce any person to breach his/her Agreement with HCC.
     8. NON-COMPETITION. During the term of this Agreement, EMPLOYEE shall not divert any business opportunities from HCC or engage, directly or indirectly, in any business which competes with HCC. For one (1) year after the termination of the term of this Agreement, for whatever reason, EMPLOYEE shall not, without written permission from HCC, directly or indirectly, for EMPLOYEE or on behalf of, or in conjunction with, any person, persons, company, partnership, corporation or other business entity, accept a work assignment of the type performed by HCC or competitive with the services offered by HCC, with any customer of HCC’s with whom EMPLOYEE worked as a HCC employee, for whose account EMPLOYEE was responsible, or with which EMPLOYEE had contact. During the term of this Agreement and for one (1) year after the termination of the term of this Agreement, for whatever reason, EMPLOYEE shall not directly or indirectly for EMPLOYEE or on behalf of, or in conjunction with, any person, persons, company, partnership, corporation or other business entity, engage in any business that is in competition with HCC within any county where EMPLOYEE had, within twelve (12) months prior to EMPLOYEE’S termination of the Agreement, rendered services for or on behalf of HCC.
     EMPLOYEE acknowledges that it is not practicable to more narrowly define the scope of the restrictive covenants contained in this Agreement. However, EMPLOYEE acknowledges that the covenants have been narrowly drawn to protect HCC’s legitimate interests, and will not unreasonably interfere with EMPLOYEE’s ability to earn a livelihood.
     9. IRREPARABLE HARM. EMPLOYEE acknowledges that EMPLOYEE’s compliance with this Agreement is necessary to preserve and protect the business, goodwill, Confidential Information and relationships of HCC and that any failure by EMPLOYEE to comply with the provisions of this Agreement will result in irreparable and continuing injury to HCC for which there will be no adequate remedy at law. EMPLOYEE agrees that if EMPLOYEE fails to comply with this Agreement, HCC shall be entitled, in addition to such other relief as may be proper, to whatever equitable relief may be necessary to restore HCC’s property to HCC or otherwise make HCC whole.
     10. SEVERABILITY AND ENFORCEABILITY. If any provision of this Agreement is held invalid or unenforceable, then such provision shall be deemed to be modified to the extent and in the manner necessary to render it valid and enforceable, or if the provision can not be so modified it shall be deemed stricken from this Agreement and not be held to affect any other provision hereof. It is expressly understood that no change of compensation which may be given to EMPLOYEE at any time hereafter, no change in the duties of EMPLOYEE, no change in the nature of services to be performed by EMPLOYEE and no other change in the relationship of the parties hereto shall impair or otherwise affect any of the terms or provisions hereof. This Agreement shall not be affected by a contract that HCC may hereafter enter into with anyone acting on behalf of EMPLOYEE unless therein specifically so stated, and then only as to the matters in such other contract which will not conflict with the matters and provisions hereof. This Agreement shall be construed and enforced to the maximum extent permitted by law.
     11. AMENDMENTS. Any amendment to this Agreement must be made in writing and signed by the EMPLOYEE and by either the President or Vice President of HCC.
     12. ASSIGNMENTS. All rights and obligations of HCC under this Agreement shall inure to the benefit of, and be binding upon, the successors, surviving corporation and assigns of HCC and to any purchaser of all or substantially all of the assets and business of HCC. This Agreement is not assignable by the EMPLOYEE.
     13. WAIVER. No waiver of a violation of this Agreement shall constitute waiver of this Agreement. Any failure or delay on the part of either party to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not constitute a waiver of any of the rights under the Agreement. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party.
     14. ATTORNEY’S FEES. In the event any legal action or other proceeding is brought by HCC for the enforcement of this Agreement, HCC shall be entitled to recover reasonable attorney’s fees and all other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
     15. GOVERNING LAW. This Agreement and performance hereunder shall be governed and construed in accordance with the laws of the State of Illinois of the United States of America. The parties agree to submit themselves to the jurisdiction of the federal or state courts sitting in Kane or Cook County, Illinois. Any and all proceedings relating to the subject matter hereof shall be maintained in the federal or state courts sitting in Kane or Cook County, Illinois, which courts shall have exclusive jurisdiction for such purpose.
     16. OTHER EMPLOYEE ACKNOWLEDGEMENTS AND AGREEMENTS. The EMPLOYEE further acknowledges and agrees that (i) EMPLOYEE is being offered employment based upon personal and professional attributes attained through EMPLOYEE’s experience and education, (ii) that this offer of employment is not, and said employment will not be, predicated on any implied or explicit understanding or inference that EMPLOYEE will disclose or use any proprietary or confidential information acquired or been made privy to as a result of EMPLOYEE’s prior employment or relationships, (iii) at no time during said employment should EMPLOYEE display or otherwise make available to HCC, directly or indirectly (including by undisclosed incorporation in HCC’s work product), any such proprietary or confidential information, and (iv) EMPLOYEE has represented and warranted herein that the performance of EMPLOYEE’s employment duties will not place EMPLOYEE in breach or violation of any pre-existing covenant, agreement, restriction or limitation between EMPLOYEE and any former employers or other parties.
     17. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by both of the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. The parties hereto understand, agree and acknowledge that, in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Agreement or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against any party hereto by virtue of that party or its agent having drafted this Agreement or any portion thereof.
     18. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties concerning all aspects of EMPLOYEE’s employment and relationship with HCC and supersedes any and all prior understandings, agreements or representations, either oral or in writing, between the parties hereto.
     19. SURVIVAL. The provisions of this Agreement which by their nature extend beyond the termination of the Agreement will survive termination of this Agreement for any reason.
     20. CERTIFICATION. THE PARTIES HERETO HAVE CAREFULLY READ ALL OF THE TERMS HEREIN STATED AND HAVE GIVEN FULL CONSIDERATION TO THE RESTRAINTS, ACKNOWLEDGEMENTS AND AGREEMENTS IMPOSED UPON EMPLOYEE BY THIS AGREEMENT, AND ARE IN FULL ACCORD AS TO THE NECESSITY THEREOF, AND EMPLOYEE ADMITS AND DECLARES THAT HCC HAS BEEN INDUCED TO EMPLOY EMPLOYEE AND HAS ENTERED INTO THIS AGREEMENT UPON THE REPRESENTATION OF EMPLOYEE THAT EMPLOYEE WILL ABIDE AND BE BOUND BY EACH OF SAID RESTRAINTS, ACKNOWLEDGEMENTS AND AGREEMENTS; AND EMPLOYEE FURTHER ADMITS AND DECLARES THAT EMPLOYEE CONSIDERS EACH AND EVERY SAID RESTRAINT, ACKNOWLEDGEMENT AND AGREEMENT REASONABLE INCLUDING BUT NOT LIMITED TO IN RESPECT TO SUBJECT MATTER, LENGTH OF TIME, AND GEOGRAPHICAL AREA COVERED; AND THAT IRRESPECTIVE OF WHATEVER MANNER THE EMPLOYMENT SHALL BE TERMINATED, THE RESTRAINTS, ACKNOWLEDGEMENTS AND AGREEMENTS HEREINBEFORE PROVIDED FOR SHALL BE OPERATIVE DURING THE FULL PERIOD HEREINABOVE MENTIONED AND THROUGHOUT ANY GEOGRAPHICAL AREA COVERED. EMPLOYEE HEREBY ACKNOWLEDGES HAVING READ, UNDERSTOOD, AND AGREED TO THE ENTIRE CONTENTS OF THIS AGREEMENT BEFORE SIGNING EMPLOYEE’S NAME BELOW, AND THAT EMPLOYEE HAS RECEIVED A COPY THEREOF FOR EMPLOYEE’S OWN USE.
     IN WITNESS WHEREOF, HCC and EMPLOYEE have executed this Agreement on this, the day and year first written above, HCC acting through its duly authorized agent.

HERITAGE-CRYSTAL CLEAN, L.L.C.	EMPLOYEE

By:	/s/ Tom Hillstrom

Witnessed by:

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